Exhibit 10.14(b)
SCHEDULE OF EXECUTIVE OFFICERS WHO HAVE EXECUTED A CHANGE IN CONTROL AGREEMENT IN THE FORM FILED AS EXHIBIT 10.1(a) TO THE QUARTERLY REPORT ON FORM 10‑Q OF THE COMPANY FOR THE QUARTER ENDED SEPTEMBER 30, 2016 (this “Schedule”)
This Schedule of Executive Officers Who Have Executed a Change in Control Agreement relates to the form of Change in Control Agreement filed by Independent Bank Group, Inc. as Exhibit 10.1(a) to its Quarterly Report on Form 10‑Q for the quarter ended September 30, 2016, as filed with the Securities and Exchange Commission on October 27, 2016 (the “Form Agreement”). This Schedule is included pursuant to Instruction 2 of Item 601(a) of Regulation S-K for the purpose of setting forth the details in which the specific agreements executed in the form of the Form Agreement differ from the Form Agreement, and, in particular to set forth the persons who, with Independent Bank Group, Inc., were parties to the Change in Control Agreements in such form as of February 27, 2018.

Executive Officer Who is a Party to such Change in Control Agreement	Date of Change in Control Agreement	The number of times the sum of (a) Executive’s current base salary plus (b) Executive’s target total annual bonus for the year of termination paid upon a Change in Control
David R. Brooks	July 26, 2016	Three (3) times
Daniel W. Brooks	July 26, 2016	Two (2) times
Michelle S. Hickox	July 26, 2016	Two (2) times
Brian E. Hobart	July 26, 2016	Two (2) times
James C. White	January 31, 2018	Two (2) times
James P. Tippit	January 31, 2018	Two (2) times